UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 10, 2006

Hyperion Solutions Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26934	77-0277772
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5450 Great America Parkway, Santa Clara, California		95054
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-588-8109

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Election of New Directors.

On January 10, 2006, Hyperion Solutions Corporation ("Hyperion") appointed Nanci Caldwell and Maynard Webb as new members of Hyperion’s Board of Directors, effective February 15, 2006. On January 10, 2006, Hyperion issued a press release announcing its appointment of Ms. Caldwell and Mr. Webb. A copy of the press release is furnished as Exhibit 99.1 to this current report.

Ms. Caldwell and Mr. Webb fill vacancies created by an increase in the size of the Board of Directors from seven to nine. Hyperion’s Certificate of Incorporation and Bylaws provide for its Board of Directors to be divided into three classes, with each class having a three-year term. Both Ms. Caldwell and Mr. Webb are designated as Class II Directors, with terms of office expiring at Hyperion’s annual meeting of stockholders in 2006. Ms. Caldwell and Mr. Webb have no related party interest of the nature described in Item 404(a) of Regulation S-K. Ms. Caldwell and Mr. Webb were not named to serve on any committees of the Board of Directors at the time of their appointment.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Bylaws.

On January 10, 2006 the Board of Directors, by resolution, increased the number of directors on the Board of Directors from seven to nine, consistent with Article III, Section 1 of Hyperion’s Amended and Restated Bylaws, which provide that the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press release of Hyperion Solutions Corporation dated January 10, 2006, announcing that Nanci Caldwell and Maynard Webb had been appointed as members of the Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyperion Solutions Corporation

January 10, 2006	By:	/s/David Odell

Name: David Odell
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Hyperion Solutions Corporation dated January 10, 2006, announcing that Nanci Caldwell and Maynard Webb had been appointed as members of the Board of Directors.